UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2010

Maverick Minerals Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25515
(Commission File Number)

88-0410480
(IRS Employer Identification No.)

2501 Lansdowne Avenue, Saskatoon, Saskatchewan S7J 1H3
(Address of principal executive offices and Postal Code)

306.343.5799
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Sale of 15% Working Interest in Lankford Trust No. 1 Well

Maverick Minerals Corporation (the “Company” or “Maverick”) entered into a letter agreement dated December 6, 2010 (the “Letter Agreement”) with John F. Kearney (the “Purchaser”) pursuant to which the Purchaser and/or his nominees acquired a fifteen percent (15%) working interest in Maverick’s initial test well being drilled in Fort Bend County, Texas having the permitted name of Lankford Trust No. 1 (the “Well”) for the sum of $500,000.

In accordance with the terms of the Letter Agreement, the Company and the Purchaser concurrently entered into a joint operating agreement dated effective December 6, 2010 pursuant to which each party agreed to pay or deliver, or cause to be paid or delivered, all burdens and liabilities on its share of the production in regards to the Well, but not in excess of thirty percent (30%) and to indemnify, defend and hold the other party free from any liability therefore. As a condition of the Letter Agreement and joint operating agreement, the Purchaser and/or their nominees will be entitled to receive a 25% share from any proceeds of the Well until such time as their initial investment of $500,000 has been repaid after which time the distribution to the Purchaser reverts to 15% in accordance with their interest in the Well. In connection with the sale of the 15% working interest the Company completed a private placement of 500,000 shares of its common stock with the Purchaser as described below. The sale of the 15% working interest in the Well and private placement closed on December 21, 2010. Following the sale of the working interest in the Well the Company continues to be the sole Operator on the Well.

Private Placement

Effective December 21, 2010, the Company completed a private placement of 500,000 shares of its common stock at a price of $0.50 for gross proceeds of $250,000 to an offshore subscriber pursuant to Regulation S of the Securities Act of 1933. The subscriber represented that they were not a U.S. Person as such term is defined in Regulation S. The offering was completed in connection with the above noted sale of a 15% working interest in the Well.

Copies of the Subscription Agreement, Joint Operating Agreement and Letter Agreement are attached as exhibits 10.1, 10.2, and 10.4 respectively, to this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 1.01 is responsive to the information required by this Item 3.02 and is hereby incorporated by reference.

Item 8.01 Other Events.

Sale of 3% Working Interest in Lankford Trust No. 1 Well

Effective December 7, 2010 Maverick Minerals Corporation (the “Company” or “Maverick”) entered into a joint operating agreement with Arrowdog, LLP (“Arrowdog”) pursuant to which the Arrowdog acquired a three percent (3%) working interest in the Well for the sum of $150,000. Pursuant to the terms of the joint operating agreement each party agreed to pay or deliver, or cause to be paid or delivered, all burdens and liabilities on its share of the production in regards to the Well, but not in excess of thirty percent (30%) and to indemnify, defend and hold the other party free from any liability therefore. As a condition of the agreement Arrowdog will be carried for a 3% working interest to completion or P & A without further cost. Thereafter, Arrowdog will be responsible for their pro-rata share of expenses for maintenance and production with the Company. Following the sale of the working interest in the Well the Company continues to be the sole Operator on the Well.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

10.1	Form of Subscription Agreement dated December 21, 2010

10.2	Joint Operating Agreement dated effective December 6, 2010 between Maverick Minerals Corporation, Getty Resources Inc. and James Kearney.

10.3	Joint Operating Agreement dated effective December 7, 2010 between Maverick Minerals Corporation, and Arrowdog, LLP

10.4	Letter Agreement dated December 6, 2010 between Maverick Minerals Corporation and John Kearney

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAVERICK MINERALS CORPORATION

/s/ Robert Kinloch
Robert Kinloch
President

Date: December 28, 2010